Exhibit 23.1



                                           CONSENT OF INDEPENDENT AUDITORS
                                       ---------------------------------------




      To the Board of Directors and Stockholders
      Qwest Communications International Inc.:


           We consent to the incorporation by reference in the registration statement on Form S-8 of Qwest Communications International Inc., of our report dated February 24, 1998, except as to note 22 which is as of March 8, 1998, relating to the consolidated balance sheets of Qwest Communications International Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and our report dated February 24, 1998 pertaining to the related financial statement schedule, which reports appear in the annual report on Form 10-K of Qwest Communications International Inc.

                                      /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP




      Denver, Colorado
      September 30, 1998


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